UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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DARDEN RESTAURANTS, INC.

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Update On Successful Red Lobster Sale Process

SEPTEMBER 9, 2014

Forward-Looking Statement

These materials may contain forward-looking statements concerning the Company’s expectations, goals or objectives. Forward-looking statements in this communication that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the performance of the Company following the sale of Red Lobster and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s definitive proxy statement, filed with the SEC on September 9, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing its definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.

Sale of Red Lobster, completed July 28, was, in our view, the culmination of a robust process and deliberate review designed to maximize value and minimize risks associated with continuing to own the business

After careful evaluation, the Board concluded that halting a robust Red Lobster sale process mid-course could have:

Materially reduced the value achieved given the sustained and continuing declines in Red Lobster’s operating performance

Exposed Darden to significant financial performance volatility and distracted from Olive Garden’s brand renaissance

Likely resulted in a failed process as bidders strongly advised Darden that the uncertainty associated with a shareholder approval closing condition would be unacceptable

We believe the Red Lobster sale better positions Darden for sustained growth and value creation

$2.1 billion represents a premium multiple compared to comparable restaurant deals1 and exceeded many industry analysts’ expected valuation ranges for the business

Forward multiple even higher given anticipated continued financial declines in performance

Red Lobster Sale Recap

WE BELIEVE DARDEN’S BOARD MONETIZED RED LOBSTER AT AN ATTRACTIVE PRICE

AND WE ARE NOW FOCUSED ON OLIVE GARDEN’S TURNAROUND WHERE WE

BELIEVE THERE IS SIGNIFICANT OPPORTUNITY FOR VALUE CREATION

Early 2013 December 19, 2013 March 10, 2014 April 29, 2014 May 16, 2014 July 28, 2014

Darden Undertook an Extensive Announced Plans to Filed Form 10 for Red Received Final Bids Announced Red Lobster

Strategic Review of its Portfolio Separate Red Lobster Lobster For Red Lobster Sale of Red Lobster Sale Closed

Starboard purchased nearly half of its current total investment in Darden AFTER our December 19th announcement,

representing more than $200 million of Darden stock and an exponential increase from its small prior ownership position

1 Comparable transaction multiples are shown on page 9 of this presentation.

WE BELIEVE DARDEN’S BOARD MONETIZED RED LOBSTER AT AN ATTRACTIVE PRICE AND WE ARE NOW FOCUSED ON OLIVE GARDEN’S TURNAROUND WHERE WE BELIEVE THERE IS SIGNIFICANT OPPORTUNITY FOR VALUE CREATION

December 19, 2013

Announced Plans to Separate Red Lobster

May 16, 2014

Announced

Sale of Red Lobster

July 28, 2014

Red Lobster

Sale Closed

Selected Key Dates of Red Lobster Process Early 2013 Darden Undertook an Extensive Strategic Review of its Portfolio

April 29, 2014

Received Final Bids

For Red Lobster

1 Comparable transaction multiples are shown on page 9 of this presentation.

Starboard purchased nearly half of its current total investment in Darden AFTER our December 19th announcement, representing more than $200 million of Darden stock and an exponential increase from its small prior ownership position

March 10, 2014

We Believe Darden Is Better Positioned for Growth Post Red Lobster Sale

RED LOBSTER WAS SOLD BECAUSE IN OUR VIEW, IT IS A STRUCTURALLY CHALLENGED BUSINESS THAT WAS A DRAG ON DARDEN’S GROWTH AND DIMINISHED THE SIGNIFICANCE OF THE STRONG PERFORMANCE AT OUR HIGHER GROWTH BRANDS AND OUR TURNAROUND EFFORTS AT OLIVE GARDEN

Strategic Rationale for Red Lobster Sale

Red Lobster was experiencing long-term erosion in total traffic and had historically exhibited significant same-restaurant sales and traffic volatility, adversely affecting Darden’s performance Red Lobster’s growth profile and capital priorities were meaningfully different from the remainder of Darden

Sale meaningfully reduced operating and financial volatility of Darden and improved future growth trajectory

Although the Company believed that over the long-term Red Lobster may have had the potential to recover gradually and hence could be attractive to financial and other buyers, particularly in the context of a competitive bidding process, the Company believed that the significant risks, volatility and uncertainties associated with the business far outweighed any long term potential and did not justify maintaining the Company’s investment in the business.

The Company believed these risks made the divestiture of Red Lobster at the current time particularly compelling when considered in light of the opportunities of the Company’s other brands, the anticipated going-forward financial profile of the Company on an excluding-Red Lobster basis, public market demands for near-term improvements in the Company’s financial profile, and the foreseeable existing negative operating performance and trends of Red Lobster detailed in the presentation.

5Yr Sales Growth 5Yr EBITDA FY14 EBITDA

($ billions)ą 5Yr Sales CAGR¹ CAGR¹ Margin

Darden Overall $ 1.7 +4.3% +1.4% 10.8% Red Lobster sale improves

Darden Excl.-Red Lobster 1.8 +6.9 +4.5 11.3 growth trajectory and

Improvement +$0.1 +2.6% +3.1% +50bps reduces volatility

Cumulative Sales Growth FY2009 to FY2014

Darden excl. Red Lobster +40%

40%

30% Darden Overall +23%

20%

10%

0% Red Lobster (5%)

(10%)

Jun-2009 FY2010 FY2011 FY2012 FY2013 FY2014

Note: EBITDA figures are unaudited and Non-GAAP, please refer to reconciliation on page 17.

1 Time frame: Fiscal year 2009 through fiscal year 2014.

We Believe Starboard Has Misled Investors Regarding the Red Lobster Sale

WE BELIEVE STARBOARD HAS REPEATEDLY MISREPRESENTED THE FACTS IN ORDER TO FURTHER ITS OWN AGENDA

Starboard Claims Our Perspective

• Decision to sell was made after an extensive strategic review by Darden that

1 Red Lobster sale was rushed began in early 2013 and on the heels of a sustained decade long period of declining trends at Red Lobster

• Starboard erroneously attributes all transaction taxes, transaction expenses and

2 Darden received a negative value for Red debt breakage costs to OpCo and also carelessly double counts transaction

Lobster OpCo expenses, resulting in analytical errors amounting to nearly half a billion dollars in value

• Sale/leaseback transaction resulted in premium valuation for real estate and

3 Value was destroyed as there were viable avoided valuation issues related to publicly-traded REIT such as single tenant

“tax-efficient” alternatives readily available

exposure, limited diversification and relatively high switching costs

4 Significant debt breakage costs were value Through careful liability management afforded by a competitive process, the destructive after-tax net cash premium Darden will incur is negligible

After serious consideration, the risk to shareholder value of effectively terminating a process that had been developed before virtually all of

5 Darden blatantly ignored a shareholder vote

Starboard’s investment and which was generating significant competitive to hold a special meeting

tension to the benefit of shareholders, led the Board to proceed with the Red

Lobster sale, strongly believing it was in the best interest of shareholders

• The sale allowed Darden to monetize Red Lobster at an attractive price and

6 The Board destroyed $1 billion in value by avoided risk of further performance deterioration harming Darden and its electing to pursue the sale of Red Lobster shareholders, and Starboard’s claims conveniently ignore continuing negative operating trends that began well before their investment

Average Weekly Guests Have Been in Decline Since 2002

AVERAGE WEEKLY GUEST COUNT PER STORE AT RED LOBSTER HAS FALLEN 21% OVER THE PAST DECADE[1]



After over 15 years of growth
General Mills elected to spin-off its restaurant group, which included Red Lobster, in 1995
Peak in Average Weekly Guests Was Over a Decade Ago, in 2002
Early 2013
Undertake Extensive Strategic Review
December 2013
Announce Plans to Separate Red Lobster
April / May 2014
Received Final Bids / Announce Sale of Red Lobster
July 2014
Red Lobster Sale Close
3,945
3,664
3,650
3,664
3,878
4,110
4,175
4,307
4,285
4,014
3,989
4,090
3,994
3,946
3,750
3,529
3,461
3,543
3,471
3,151
FY95
FY96
FY97
FY98
FY99
FY00
FY01
FY02
FY03
FY04
FY05
FY06
FY07
FY08
FY09
FY10
FY11
FY12
FY13
FY14

Our Perspective: Key Reasons for Long Term Structural Decline in Red Lobster's Operations

- Economic and financial pressure on the middle class consumer increased and growth in household income overall slowed; Red Lobster's less affluent core guest impacted heavily
- Increased competition as increased shrimp availability made it easy for non-seafood specialists to also offer shrimp
- Persistent upward pressure on other seafood costs made it difficult for Red Lobster to take advantage of its "beyond shrimp" differentiation
- Aggressive promotions brought guests into the restaurants, but were not sustainable once prices normalized

Note: Average weekly guest counts are per store.
[1] Time frame: Fiscal year 2004 through fiscal year 2014 (trailing twelve month average).

DARDEN

7

Filed Form 10 for Red Lobster

Red Lobster’s Financial Trends Continued to Deteriorate Post Transaction Announcement

Early 2013 December 2013 April / May 2014 July

Undertake Extensive Announce Plans to Received Final Bids / Red Lobster

Strategic Review Separate Red Lobster Announce Sale of Red Lobster Sale Close

Same-Restaurant Sales

3.2%

(2.6)% (2.7)%

(5.2)% (4.5)% (5.6)%

(6.6)%

(8.8)%

Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14

4.2% Traffic

(2.2)%

(4.6)% (4.4)% (5.9)%

(7.4)%

(9.7)%

(14.3)%

Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14

Red Lobster vs. Knapp-TrackTM Same-Restaurant Sales

2.3%

(4.0)% (3.3)% (3.3)%

(5.1)% (4.5)% (5.3)%

(6.5)%

Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14

Note: Quarterly figures are unaudited. All growth rates are shown YoY.

2 Our Analysis Shows That Starboard Wrongly Asserts That Red Lobster OpCo Was Sold For a Negative Value

On March 31, 2014, Starboard quoted ~$1.5 billion of value for the Red Lobster real estate portfolio in the context of a potential REIT Spin, but its assumptions proved to be faulty[1]

Starboard then chose to ignore the tax implications on selling Red Lobster real estate in a letter published May 22, 2014, by hundreds of millions of dollars

Starboard's recent letter published on July 15, 2014 also double counted debt breakage and transaction costs in misleading statements amounting to over $100 million of value

Starboard's analytical errors amount to nearly half a billion dollars in total value

According to Our Calculations, Value Paid For Red Lobster OpCo Was Significantly More Than Starboard Claims

- $2.1 billion represented approximately 9x April LTM EBITDA and expected to be closer to approximately 10x as of transaction close, compared with approximately 8x for comparable casual dining transactions
- Combined with Starboard's latest estimates for rent expense, Red Lobster OpCo was expected to have less than $100 million of EBITDA as of transaction close
- Red Lobster sale allowed Darden to monetize a declining asset at an optimal price with proceeds used for buybacks and debt retirement which benefits shareholders more than carrying the risk and volatility associated with owning Red Lobster
- Red Lobster's EBITDA declined 26% YoY from FY13 to FY14; same-restaurant sales well below Knapp-Track™
- Given deteriorating trends at Red Lobster and multiple turnaround attempts, the divestiture is projected to be medium and long-term accretive

Comparable Casual Dining Transactions	LTM EV / EBITDA
Tilman Fertitta / Landry's	8.0x
Oak Hill / Dave & Buster's	6.9x
Kelso & Co. / Logan's Roadhouse	7.8x
Golden Gate Capital / California Pizza Kitchen	7.8x
Landry's / McCormick & Schmick's Seafood	7.9x
Fidelity National / O'Charleys	5.8x
Centerbridge / P.F. Chang's	8.4x
Angelo Gordon / Benihana	9.1x
Thomas H Lee / Fogo De Chao[2]	8.0x
Apollo / CEC Fidelity Entertainment	7.7x
Median	**7.9x**

Note: $ in millions, EBITDA figures are unaudited and Non-GAAP, please refer to reconciliation on page 17.

[1] Starboard assumed $106 million in rent capitalized at a 14.6x REIT trading multiple in March 31 presentation. Starboard later estimated rental income of $119 million based on the ARCP transaction press release dated May 16, 2014, which would imply a multiple of 12.6x.

[2] Source: Duff and Phelps.

DARDEN

9

3 Our Board Believed That Tax-Efficient Alternatives For Real Estate Likely Not Viable

Starboard claims that value was destroyed as there were viable "tax-efficient" alternatives readily available

Red Lobster REIT Likely Not a Viable "Tax-Efficient" Alternative

Considerations	Darden REIT	Red Lobster REIT	Sale / Leaseback	Key Differences
Eliminate Valuation risk	x	x	✓	• Valuation is crystalized in a partial sale / leaseback, whereas a REIT spin is subject to public market trading
Avoid Discount to Peers	x	x	✓	• There are many factors that indicate a Darden REIT would most likely trade at a significant discount to its NNN REIT peers; ARCP was also criticized for these reasons (i.e. lower credit rated tenant, negative SRS) following its acquisition of Red Lobster Real Estate[1]
Certainty and speed to execute transaction	x	x	✓	• It would take 12 - 18 months for a REIT spin to be completed and the tax free status is dependent on IRS tax determinations
Avoid Debt Breakage	x	x	✓	• A Darden REIT could have resulted in significant debt breakage costs (including make-whole payments on existing bonds, despite Starboard's assertions to the contrary)
Maintain Operational Flexibility	x	x	✓	• Ability to easily close or relocate underperforming units

Expansive Real Estate Process Did Not Result in Any "Tax-Efficient" Proposals

- Broad group of real estate buyers were contacted during publicly announced Red Lobster process
- Darden considered all potential transaction structures
- Size of Red Lobster real estate portfolio would negatively impact tenant diversity for smaller buyers
- Even larger buyers had reduced interest given tenant concentration concerns
- Ultimately, value maximized through sale to large diversified REIT
- Provides further evidence that Starboard's assertions regarding availability of "tax-efficient" buyers/structures is unrealistic and not based on facts

[1] Please refer to Darden's March 3rd, 2014 investor presentation for reasons that a REIT might trade at a discount. Please also refer to Forbes' article dated June 30th, 2014.

DARDEN

10

4 Starboard Misrepresented Debt Breakage Costs

THROUGH CAREFUL LIABILITY MANAGEMENT, DARDEN DID NOT INCUR WHAT WE CONSIDER TO BE FINANCIALLY SIGNIFICANT CASH COSTS WHEN PAYING DOWN DEBT

Estimated 2014 $0.43 EPS impact, resulting from loan breakage and related unamortized non-cash charges, ameliorated by retiring $1.0 billion of debt with transaction cash proceeds, resulting in minimal $3 million after-tax cash cost

The cash efficiency of this effort was accomplished through careful liability management afforded by a competitive process selectively applied to a limited amount of the debt portfolio

Included individual negotiations with private placement debt holders that yielded a substantial discount to make whole premiums Waterfall tender process focused on tranches with lower premiums and maximum tax shield opportunities Private placement debt has settled and tender offer settlement of public notes expected in early August Tax benefit of non-cash charges significantly accelerated tax benefits of unamortized deferred costs

This is to be contrasted with a retirement of the entire debt portfolio likely required under certain scenarios proposed by Starboard, which could necessitate much more costly make whole call premium payments

5 After Careful Consideration of Shareholder Interests the Board Decided to Proceed with the Sale of Red Lobster

THE DECISION TO PROCEED WITH THE SALE WAS MADE AFTER CAREFUL CONSIDERATION, TAKING INTO ACCOUNT SHAREHOLDER FEEDBACK AND THE RISK OF TERMINATING A HIGHLY COMPETITIVE RED LOBSTER SALE PROCESS

On December 19, 2013 Darden announced the Red Lobster process and garnered interest from numerous financial, strategic and real estate buyers

Following Starboard’s announcement that it would seek a special shareholder meeting regarding the Red Lobster separation, bidders strongly advised Darden that the uncertainty associated with a shareholder approval closing condition would be unacceptable given the time and financial resources required to explore a transaction and formulate a final bid

On April 29, 2014 Darden received final bids for Red Lobster

Darden’s Board was faced with the decision of either effectively terminating the process or proceeding with an attractive transaction which had been developed over nearly six months in a process that created significant competitive tension

Darden’s Board concluded that the best interests of Darden and its shareholders would be served by proceeding with the sale

Key Considerations For the Board Messages Received From Shareholders

The sale of Red Lobster was highly attractive both financially Many shareholders expressed concern about a spin-off of Red and strategically Lobster because either the spun-off entity’s market

The real estate investment climate is excellent and the debt capitalization would be too small to meet their investment markets are currently very strong guidelines or they were reluctant to hold Red Lobster shares for a potentially extended turnaround period

The competitive Red Lobster process would be extremely Many shareholders expressed the view that an attractive sale difficult to restart if it were interrupted and significantly delayed of Red Lobster would be a favorable outcome for Darden shareholders

Delay would risk further decline in Red Lobster’s performance Many shareholders indicated that, while they supported the continuing to harm Darden

call of the special meeting, they had not decided how they

Delay would most likely result in a less attractive acquisition would vote at the meeting and noted that the special meeting price or a failed process request did not distinguish between a spin and a sale

6 Delaying the Red Lobster Sale Could Have Materially Reduced Value Achieved

IF THE TRANSACTION HAD BEEN DELAYED UNTIL JULY, WE BELIEVE IT COULD HAVE RESULTED IN A VALUATION SUBSTANTIALLY LESS THAN THE $2.1 BILLION ACHIEVED

Early 2013 December 2013 April /May 2014 July 2014

Undertook Extensive Announced Plans to Received Final Bids / Red Lobster

Strategic Review Separate Red Lobster Announced Sale of Red Lobster Sale Closed

LTM EBITDA ($ in millions)

$342 $342

$311 $307 $277 $261

$243 $228

Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14

LTM EBIT ($ in millions)

$ 232 $ 229

$ 197 $ 191

$ 158 $ 139

$ 119 $ 104

Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14

LTM EBITDA Margin

12.9% 12.9% 12.0% 11.7%

10.7% 10.2% 9.7% 9.3%

Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14

Note: $ in millions, except per share data, EBITDA figures are unaudited and Non-GAAP, please refer to reconciliation on page 17.

Many Analysts Recognize the Value We Achieved With the Sale of Red Lobster …

“The 9x EBITDA valuation for the trailing 12 months through February still represents a reasonable deal for DRI, in our view, while providing an opportunity for DRI to (1) strengthen its balance sheet; and (2) turn operational focus toward turning around operations at the flagship Olive Garden concept.”

(Miller Tabak & Co., 16-May-2014)

“We recognize [the sale of Red Lobster] as a positive development for Darden, allowing management to: 1) jettison its struggling Red Lobster division for what appears to be a fair price (quoted at ~9x Red Lobster trailing 12 month EBITDA).”

(Wunderlich Securities, 16-May-2014)

“Darden rids itself of its most troubled business. And, the sale price is about what the Street was expecting.”

(Janney Montgomery Scott LLC, 16-May-2014)

“We believe Darden received a fair price for the Red Lobster business, comparable with similar restaurant transactions and slightly above our estimated stand-alone valuation.”

(Telsey Advisory Group, 19-May-2014)

Permission to use quotations in these materials was neither sought nor obtained. Bolding added for emphasis

6

6 …And the Positive Implications for Darden

“Absent recent activist involvement, we believe investors would have appreciated the strategic merit of such a transaction; monetizing the most volatile brand, while allowing for renewed focus on resurrecting the Olive Garden brand.”

(Barclays Bank PLC, 16-May-2014)

“We view [the sale of Red Lobster] as a positive for Darden shareholders, as it will enhance the company’s overall growth and margin profile, reduce the company’s exposure to seafood commodity cost swings, improve Darden’s credit metrics, and allow the company to return cash to shareholders.”

(Morningstar Equity Research, 16-May-2014)

“We believe that the sale of Red Lobster is a long-term positive for DRI as it reduces the volatility of the Company’s financial performance and will provide for reduction in debt.”

(Sterne, Agee & Leach, Inc., 16-May-2014)

“The net impact of this transaction is that Darden will be a high dividend yielding company without the volatility and ongoing earnings drag from Red Lobster.”

(RBC Capital Markets, 16-May-2014)

“The sale of RL should result in less earnings volatility for DRI, but should allow management to focus on improving sales at Olive Garden, as we believe improved sales trends at OG are critical to driving

EPS growth and meaningful share appreciation for DRI.”

(KeyBanc Capital Markets, 19-May-2014)

Permission to use quotations in these materials was neither sought nor obtained. Bolding added for emphasis

Red Lobster Sale: Delivering on Our Ongoing Commitment to Darden’s Strategic and Financial Transformation

Achieved By the

Objectives for Darden

Red Lobster Sale

Transform Darden’s restaurant portfolio into two independent companies that can ?

each focus on separate and distinct opportunities to maximize shareholder value

Allow “New Darden” and “New Red Lobster” to better serve increasingly divergent ?

guest targets

Maintain current dividend ?

Maintain investment grade credit metrics at Darden ?

Avoid complexity that could derail Olive Garden improvement ?

Maintain operational and financial flexibility ?

Non-GAAP EBITDA Reconciliation

Darden Restaurants, Inc.
Update on Successful Red Lobster Sale Process
Non-GAAP Reconciliation

($ in millions)

Non-GAAP Reporting

In addition to U.S. generally accepted accounting principles (GAAP) reporting, Darden has presented certain measures on a non-GAAP basisin the Update On Successful Red Lobster Sale Process, such as Earnings Before Interest and Taxes (EBIT) and Earnings Before Interest, Taxes,Depreciation and Amortization (EBITDA). This non-GAAP information should be viewed in addition to, and not in lieu of, our reported amounts as calculated in accordance with GAAP.

	Twelve Months Ended:							
	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14
Earnings Before Interest and Taxes (EBIT):								
Sales	$ 2,655.2	$ 2,642.4	$ 2,600.1	$ 2,622.4	$ 2,586.3	$ 2,557.6	$ 2,499.4	$ 2,460.0
EBT: Earnings Before Taxes	232.6	229.7	197.4	191.0	158.4	139.4	118.6	104.1
Interest Expense	(0.4)	(0.4)	(0.2)	(0.0)	(0.0)	(0.1)	(0.1)	(0.1)
EBIT	**$ 232.2**	**$ 229.4**	**$ 197.2**	**$ 191.0**	**$ 158.4**	**$ 139.4**	**$ 118.5**	**$ 104.0**
Depreciation & Amortization	110.0	112.3	114.2	115.9	118.9	121.9	124.8	123.9
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):								
EBITDA	**$ 342.2**	**$ 341.7**	**$ 311.4**	**$ 306.9**	**$ 277.3**	**$ 261.2**	**$ 243.3**	**$ 227.9**
EBITDA Margin	12.9%	12.9%	12.0%	11.7%	10.7%	10.2%	9.7%	9.3%

DARDEN
17

DARDEN